Resology Pty Ltd
5 Tristania Court,
Ormiston 4160
ACN # 622 794 834
ABN # 41622794834

CONSENT OF BARRY

LAY
I, Barry Lay,

BSc Geology (Hons); MAusIMM, Managing

Director of Resology Pty Ltd

prepared Sections 1.3,
1.4, 1.6, 5.2, 6, 7.1-7.3, 8, 9, 10, 11 of the Technical

Report Summary titled “
Coronado Global Resources

Inc.
(“Coronado”) Statement of Coal

Resources and Reserves

for the Curragh Mine Complex

in Accordance with
the JORC Code and United States

SEC Regulation S-K 1300 as of December

31, 2021 Bowen Basin Queensland,
Australia
”,

dated February 21, 2022

(the “Technical

Report Summary”).
With respect to the portions of the Technical

Report Summary that I prepared,

I hereby consent to the
filing with the Securities and Exchange Commission

of the Technical

Report Summary as an exhibit to

the
Annual Report on Form

10-K for the year ended December

31, 2021 (the “Annual

Report”) of Coronado
Global Resources Inc. (the “Company”)

and to the incorporation by reference

of the Technical

Report
Summary in the Company’s Registration

Statements on Form S-3 (No.

333-239730) and Form S-8 (Nos.
333- 236597 and 333-249566) (the “Registration

Statements”).
I hereby further consent to the

inclusion or incorporation by reference

in the Annual Report and the
Registration Statements of references

to my name (including status as an expert

or qualified person (as
defined in Item 1300 of Regulation S-K))

and the information derived

from the portions of the Technical
Report Summary that I prepared,

including any quotation therefrom

or summarization thereof.
Date: February 21, 2022
/s/ Barry Lay

Name: Barry Lay